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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     This Agreement is made and entered into as of April 1, 2002, between Apogent Technologies Inc., a Wisconsin corporation ("Employer" or "Company"), and Robert V. Ahlgren ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Employer desires to retain the services of Employee and is willing to do so upon the terms and conditions set forth herein; and

     WHEREAS, Employee desires to be employed by Employer upon the terms and conditions set forth herein;

     NOW, THEREFORE, Employee and Employer, in consideration of the agreements, covenants and conditions herein, hereby agree as follows:

1.   Basic Employment Provisions.
     ---------------------------

     (a) Employment and Term. Employer hereby employs Employee as Group President - Labware and Life Sciences and Employee agrees to be employed by Employer in such capacity, for a period commencing on the date hereof and continuing thereafter until terminated, by one of the means provided herein, by the Employee or Employer.

     (b) Duties. Employee shall, as the Group President - Labware and Life Sciences, be subject to the direction and supervision of the President of Employer, or such other persons as determined by the President. Employee shall have those duties and responsibilities that are commensurate with his position and assigned to him by the President, which duties Employee shall faithfully perform to the best of his abilities. Employee's services shall be performed primarily at the offices of the Company's subsidiary, Nalge Nunc International Corporation, which are currently located in Rochester, New York. Employee shall be required to devote his full working time to the performance of his duties hereunder.

2.   Compensation.
     ------------

     (a) Salary.
         ------

          (i) As base compensation for the services to be rendered by Employee hereunder, Employer shall to pay to Employee an initial annual base salary at the rate of $320,000 per year. Such salary shall accrue and be payable in accordance with the payroll practices of Employer in effect from time to time. All such payments shall be subject to any deductions and withholdings required by applicable law.

          (ii) While he continues to be employed by Employer, Employee shall be eligible for consideration for merit salary increases. Such increases shall be at the sole discretion of the

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     Employer and nothing herein contained shall be construed as granting
     Employee a vested right to any such increases.

          (iii) If during his employment, Employee fails to perform his duties on account of illness or other incapacity, his base salary will be reduced by the amount of any statutory disability benefits and disability income benefits which he receives.

     (b) Benefits. In addition to his salary, Employee shall be entitled, while
         --------
employed by Employer, to such employee benefits and other benefits as are customarily accorded the executives of Employer, including without limitation participation in pension, stock option, bonus and other incentive plans, group life, hospitalization, vacations, other welfare or insurance plans, relocation plans, and automobile plans ("Benefit Plans").

     (c) Expense Reimbursement. During his employment, Employer shall reimburse
         ---------------------
Employee, upon the submission of properly documented expense account reports, for all reasonable travel and entertainment expenses incurred by Employee in the course of his employment with Employer.

3.   Termination of Employment.
     -------------------------

     (a) Termination by Employee.
         -----------------------

          (i) Except as provided in Section 3(a)(ii), Employee may terminate his employment with Employer for any reason, at any time, by providing Employer with a written notice, at least forty-five (45) days in advance of the termination date, of his desire to terminate his employment.

          (ii) In the event a Potential Change in Control of the Company, as hereinafter defined, occurs, Employee may not voluntarily terminate his employment with the Company pursuant to subsection (i) above for a period of six (6) months following the initial occurrence of a Potential Change in Control of the Company. If more than one Potential Change in Control of the Company occurs during the term of this Agreement, the provisions of the preceding sentence shall be applicable to each Potential Change in Control of the Company occurring prior to the occurrence of a Change in Control.

          (iii) Employee may terminate his employment with Employer for Good Reason at any time within sixty (60) days of the event constituting Good Reason by providing Employer with a written notice, at least forty-five
     (45) days in advance of the termination date, of his desire to terminate his employment.

          (iv) Employee may terminate his employment with Employer in the event of a Constructive Termination Event, at any time within sixty (60) days of said Constructive Termination Event, by providing Employer with a written notice, at least forty-five (45) days in advance of the termination date, of his desire to terminate his employment. For purposes hereof, "Constructive Termination Event" means (a) the assignment to Employee of any duties materially inconsistent with his status as Group President - Labware and Life Sciences, his removal from the position of Group President
     - Labware and Life Sciences, or a diminution in the nature or status of Employee's responsibilities; (b) a reduction by the Company in Employee's annual base salary; and/or (c) the failure by the Company to continue to provide Employee with benefits substantially


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     similar to those enjoyed by Employee under any of the Benefit Plans in which Employee was participating, unless such changes apply to all Company executives.

     (b) Termination by Employer.
         -----------------------

          (i) Employer may terminate Employee's employment with Employer, at any time other than following a Change of Control or in anticipation of a Change of Control, without cause, by providing Employee with a written notice, at least ninety (90) days in advance of the termination date, of its desire to terminate Employee's employment.

          (ii) Employer may terminate Employee's employment with Employer for cause, at any time, with or without advance notice. For the purposes of this Agreement, "cause" shall be deemed to be a willful and material breach of this Agreement, fraud, dishonesty, competition with Employer or any subsidiary or affiliate of Employer, unauthorized use of Employer's or any of its subsidiaries' or affiliates' trade secrets or confidential information or continued gross neglect by Employee of the duties assigned to him (if such neglect or breach continues for 30 days after written notice by the President of Employer to Employee specifying the duties being neglected or the breach of this Agreement by Employee).

          (iii) Employer may terminate the Employee's employment with Employer, at any time, with or without advance notice, upon the total disability of the Employee. For the purpose of this Agreement, "total disability" shall be deemed to have occurred if Employee shall have been unable to perform his duties hereunder due to mental or physical incapacity for a period of six consecutive months.

          (iv) Employer may terminate Employee's employment with Employer, at anytime following a Change of Control or in anticipation of a Change of Control without cause, by providing Employee with a written notice, at least ninety (90) days in advance of the termination date, of its desire to terminate Employee's employment.

     (c) Termination due to Death. Employee's employment with Employer shall
         ------------------------
terminate automatically upon the death of Employee.

4.   Compensation Upon Termination.
     -----------------------------

     (a) If Employee's employment is terminated pursuant to Sections 3(a)(iv), 3(b)(i), 3(b)(iii) or 3(c), Employee (if living), or Employee's spouse (if the employment was terminated because of the death of Employee and Employee's spouse survives him), or Employee's estate (if the employment was terminated because of the death of Employee and Employee's spouse does not survive him), shall be entitled to receive, and Employer shall pay, in addition to any other benefits provided to them or Employee hereunder or under any of the Benefit Plans, (i) from the date the employment terminates, Employee's then current monthly base salary for a period twelve (12) months; (ii) an amount equal to one year's bonus, based on the annual average of Employee's bonus(es) for the preceding three (3) fiscal years, payable in a single lump sum within thirty (30) days of employment termination; and (iii) an amount equal to the incentive award that would have been earned by the Employee under the Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which the Employee's employment is terminated; multiplied, however, by the percentage equal to the percentage of the fiscal year in


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which the Employee was actively employed. The payment of this amount shall be made at the same time as the payment to other Company employees of the incentive award is made for the fiscal year in which the Employee's employment is terminated. Additionally, for a 12-month period after termination of Employee's employment, the Company shall arrange to provide Employee, if available under the Benefit Plans, or if not, pay to Employee an amount equal to Employer's costs of, life, disability, accident, health insurance, and other "executive" benefits substantially similar to those which Employee was receiving or entitled to receive immediately prior to the termination.

     (b) If Employee's employment is terminated pursuant to Section 3(a)(i) or 3(b)(ii) or because of Employee's violation of 3(a)(ii), no further compensation shall be paid to Employee after the date of termination (other than base compensation earned up to the date of termination, exclusive of bonus); provided, however, that the rights of Employee under any of the Benefit Plans shall be determined by the terms of the applicable plan.

     (c) Compensation in the event of Employee's termination pursuant to Section 3(a)(iii) or 3(b)(iv) is addressed in Section 5(b) below.

5.   Further Definitions; Change in Control.
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     (a) Definitions. For purposes of this Agreement, the following words and
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phrases shall have the meaning ascribed to them.

          (i) "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if
     (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals, who at the beginning of such period constitute the Board and any new director added during the period whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was approved prior to the beginning of the period, cease for any reason to constitute a majority of the Board; (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes hereof, "Company" includes the ultimate parent of the Company ("Parent"), if applicable.


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          (ii) "Good Reason" shall mean the occurrence, following a Change in
     Control or in anticipation of a Change of Control, without Employee's express written consent, of any of the following circumstances unless, in the case of subsections (1), (5), (6), (7), or (8) of this Section 5(a)(ii), such circumstances are fully corrected prior to the date of termination specified in the notice given in respect thereof:

               (1) the assignment to Employee of any duties materially inconsistent with his status as Group President - Labware and Life Sciences, his removal from the position of Group President - Labware and Life Sciences, or a diminution in the nature or status of Employee's responsibilities;

               (2) a proposed reduction by the Company in Employee's annual base salary;

               (3) the relocation of the executive office in which Employee is located to a location more than fifteen miles therefrom except for required travel on the business of the Company and its subsidiaries to an extent substantially consistent with Employee's present business travel obligations;

               (4) the failure by the Company to pay to Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

               (5) the failure by the Company to continue in effect any compensation plan in which Employee participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made in such plan, or the failure by the Company to continue Employee's participation therein on the same basis, both in terms of the amount of compensation provided and the level of Employee's participation relative to other participants;

               (6) the failure by the Company to continue to provide Employee with benefits at least as favorable as those enjoyed by Employee under any of the Benefit Plans in which Employee was participating, or the taking of any action by the Company or any of its subsidiaries which would directly or indirectly materially reduce any of the benefits provided by any of the Benefit Plans or deprive Employee of any material fringe benefit enjoyed by him;

               (7) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 7 hereof; or

               (8) any purported termination of Employee's employment that is not effected pursuant to a proper notice of termination satisfying the requirements of this Agreement; for purposes of this Agreement, no such purported termination shall be effective.

A Change in Control of the Company shall not, by itself, constitute Good Reason.

          (iii) "Potential Change in Control of the Company" shall mean the occurrence of one or more of the following events: (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (B) any person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in


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     Control; or (C) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential Change in Control of the Company has occurred.

          (iv) "Severance Payment" shall mean an amount equal to 2.0 times the sum of (A) Employee's annual base salary in effect at the time notification of termination is provided plus (B) the greater of (x) 200% of the "target" incentive Award that could have been earned by Employee under the Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which Employee's employment is terminated (or such comparable amount in the event of a different bonus plan) or (y) Employee's average annual bonus and incentive compensation for the three complete fiscal years of the Company immediately preceding the date of termination.

     (b)  Payments.
          --------

          (i) Upon the termination of his employment (A) by Employer following a Change in Control or in anticipation of a Change of Control as described in
     Section 3(b)(iv), or (B) by Employee for Good Reason as described in
     Section 3(a)(iii), Employee shall be entitled to the following payments and benefits unless such termination is effective more than eighteen (18) months following the occurrence of the Change in Control.

               (1) The Company shall pay Employee his full base salary, in effect at the time notification of the termination is provided, through the date of termination. The salary payments shall accrue and be payable in accordance with the payroll practices of Employer in effect at the time of termination. All such payments shall be subject to any deductions and withholdings required by applicable law. This payment shall be deemed to be earned as of the last day of the Employee's employment hereunder.

               (2) The Company shall pay Employee an amount equal to the greater of (A) the incentive award that would have been earned by the Employee under the Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which the Employee's employment is terminated or (B) 200% of the "target" incentive Award that could have been earned by Employee under the Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which Employee's employment is terminated (or such comparable amount in the event of a different bonus plan); multiplied, however, by the percentage equal to the percentage of the fiscal year in which the Employee was actively employed. The payment of this amount shall be made at the same time as the payment of the incentive award is made for the fiscal year in which the Employee's employment is terminated. This payment shall be deemed to be earned as of the last day of the Employee's employment hereunder.

               (3) The Company shall pay to Employee all amounts to which Employee is entitled under any of the Benefit Plans. Any payments due under a Benefit Plan shall be made at the time the payments are due under the terms of the Benefit Plan.

               (4) The Company shall pay to Employee the Severance Payment no later than the fifth day following the termination.


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               (5) For a twenty-four (24) month period after termination of
          Employee's employment, the Company shall arrange to provide Employee with life, disability, accident and health insurance benefits substantially similar to those which Employee was receiving or entitled to receive immediately prior to the termination. Benefits otherwise receivable by Employee pursuant to this Section 5(b)(i)(5) shall be reduced to the extent comparable benefits are actually received by Employee during the twenty-four (24) month period following Employee's termination, and any such benefits actually received by Employee shall be reported to the Company.

     (c) Mitigation. Employee shall not be required to mitigate the amount
         ----------
     of any payment provided for in this Section 5 by seeking other employment or otherwise nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by Employee as the result of employment by another employer or by retirement benefits received after the date of termination, or otherwise except as specifically provided in this Section 5.

6.   Certain Additional Payments by the Company.
     ------------------------------------------

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within thirty (30) business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 6, shall be paid by the Company to the Employee within thirty (30) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event


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that the Company exhausts its remedies pursuant to Section 6(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

     (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

          (i) Give the Company any information reasonably requested by the Company relating to such claim,

          (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) Cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) Permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

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     (d) If, after the receipt by the Employee of an amount advanced by the
Company pursuant to Section 6(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

7.   Assignment.
     ----------

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee had terminated his employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to him hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's spouse or, if there is no spouse, to Employee's estate.

8.   Confidential Information.
     ------------------------

     (a) Non-Disclosure. During Employee's employment or at any time
         --------------
thereafter, irrespective of the time, manner or cause of the termination of this Agreement, Employee will not directly or indirectly, reveal, divulge, disclose or communicate to any person or entity other than authorized officers, directors and employees of Employer, in any manner whatsoever, any Confidential Information (as hereinafter defined) of Employer without the prior written consent of the Company, except in connection with the fulfillment of his duties hereunder.

     (b) Definition. As used herein, "Confidential Information" means
         ----------
information disclosed to or known by Employee as a direct or indirect consequence of or through his association with Employer and its subsidiaries and affiliates, about Employer or any subsidiary or affiliate of Employer, their businesses, products and practices, including but not limited to trade secrets, know-


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how, technical information, and financial information, which information is not generally known in the business in which Employer or any subsidiary of Employer is or may become engaged. However, Confidential Information shall not include any information which is (i) available to the public from a source other than Employee, (ii) released in writing by Employer to the public or to persons who are not under a similar obligation of confidentiality to Employer and who are not parties to this Agreement, (iii) obtained by Employee from a third party not under a similar obligation of confidentiality to Employer, or (iv) required to be disclosed by any court process or any government or agency or department of any government.

     (c) Return of Property. Upon termination of Employee's employment,
         ------------------
Employee will surrender to Employer all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of Employer and all subsidiaries and affiliates of Employer, and all copies thereof, and all other property belonging to Employer and all subsidiaries and affiliates of Employer, provided that Employee shall be accorded reasonable access to such materials subsequent thereto for any proper purpose as determined in the reasonable judgment of Employer.

9.   Agreement Not to Solicit Employees. Employee agrees that, for a period
     ----------------------------------
of three (3) years following the termination of his employment, neither he nor any affiliate shall, either alone or on behalf of any business engaged in a business competitive with Employer or any subsidiary of Employer, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, an agent of, Employer or any subsidiary of Employer to terminate his or its employment, agency, or business relationship, as the case may be, with the Employer or such subsidiary.

10.  Assignment of Inventions. Employee agrees that he will assign to
     ------------------------
Employer or its appropriate subsidiary all inventions, discoveries and improvements relating to its lines of business, conceived or made by him solely or jointly with others during his employment, and to execute, upon request, whether during his employment or thereafter, any and all applications for patents, assignments and other papers which Employer or its counsel may deem necessary or appropriate for securing to it in all countries, exclusive rights in all such inventions, discoveries and improvements.

11.  Noncompetition. During the term of Employee's employment with the
     --------------
Company and for a one-year period thereafter (unless Employee's employment is terminated pursuant to Section 3(b)(iv)), Employee will not, directly or indirectly, within the Territory described below:

     (a) engage in, continue in or carry on any business which competes with the business conducted by the Company, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

     (b) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is a competitor of the Company in any aspect with respect to the business conducted by the Company including, but not limited, to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any similar form of business transaction with any such competitor; provided, however, the foregoing prohibition does not extend to passive ownership of less than 1% of the outstanding stock of any entity whose stock is traded on an established stock exchange or quoted on NASDAQ. For purposes hereof,


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

"Territory" is defined as any county or similar geographic subdivision in which Company conducts business. The parties intend that this noncompete covenant shall be construed as separate covenants, one for each county and subdivision to which the covenant applies. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

12.  No Violation. Employee represents and warrants to Employer that the
     ------------
execution, delivery and performance of this Agreement by Employee does not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under any provision of any agreement or understanding to which Employee or his affiliates are a party or by which Employee, or to the best knowledge of Employee, Employee's affiliates may be bound or affected.

13.  Captions. The captions, headings and arrangements used in this Agreement
     --------
are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

14.  Notices. All notices required or permitted to be given hereunder shall be
     -------
in writing and shall be deemed delivered when actually received or, if mailed, whether or not actually received, two days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the party to whom notice is being given at the specified address or at such other address as such party may designate by notice:

              Employer:      Apogent Technologies Inc.
                             30 Penhallow Street
                             Portsmouth, NH  03801
                             Attention:  General Counsel

              Employee:      Robert V. Ahlgren
                             c/o Nalge Nunc International Corporation
                             75 Panorama Creek Drive
                             Rochester, New York 14625-2303

15.  Invalid Provisions. If any provision of this Agreement is held to be
     ------------------
illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, provided that if any of the limitations set forth in Sections 8, 9, 10, and 11 shall be determined to be unreasonable by any court, the parties agree that the provisions of such Section shall be reduced to such lessor limitations as are determined to be reasonable; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

16.  Amendments. This Agreement may be amended only by an instrument
     ----------
in writing duly executed by an officer of Employer expressly authorized by the Board to do so and by Employee.

17.  Waiver. No delay or omission by either party hereto to exercise any right
     ------
or power hereunder shall impair such right or power or be construed as a waiver thereof including without limitation employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. A waiver by either of the parties hereto of any of the covenants to be performed by the other or of any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

18.  Counterparts. This Agreement may be executed in multiple counterparts, each
     ------------
of which shall constitute an original, and all of which together shall constitute one and the same agreement.

19.  Governing Law. This Agreement shall be construed and enforced according to
     -------------
the laws of the State of New Hampshire.

20.  Legal Fees. Employer shall pay to Employee all legal fees and expenses
     ----------
incurred by Employee in contesting or disputing any termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

21.  Final Agreement. This Agreement supercedes any other employment agreement
     ----------------
that Employee may have with the Company or any affiliate thereof.

                                      *****

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                            APOGENT TECHNOLOGIES INC.


                                            By:
                                                ------------------------

                                            Name: Frank H. Jellinek, Jr.
                                                  ----------------------

                                            Title: President and CEO
                                                   ---------------------

                                            EMPLOYEE:


                                            By:
                                                ------------------------
                                                   Robert V. Ahlgren






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